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                                                                  Exhibit 4.01

[NATIONAL CITY BANK CORPORATION LOGO]
                                                     NATIONAL CITY BANK
                                                     National City Center
                                                     Post Office Box 5756
                                                     Cleveland, OH  44101-0768
                                                     216 575-2000

August 1, 1995



Corey Roth
Vice President of Finance
Specialty Chemical Resources, Inc.
9100 Valley View Road
Macedonia, OH  44056

Dear Corey:

National City Bank hereby waives the Interest Coverage Covenant, the Leverage Covenant, and the Capital Expenditure Covenant (Subsection 3B.04, 3B.02, and 3D.05 respectively in the Credit Agreement dated March 30, 1992) through December 31, 1995.

In addition, National City Bank hereby amends the Credit Agreement to extend the maturity date to May 31, 1997.

If you agree to terms of this letter, please sign one copy and return to National City Bank.

Sincerely,


/s/ Anthony J. DiMare           /s/ Martin J. McCormick
Anthony J. DiMare               Martin J. McCormick
Vice President                  Account Officer

MJM:ldp

Agreed and Accepted:

SPECIALTY CHEMICAL RESOURCES, INC.


By:     /s/ Corey Roth
        ---------------------------------
Title:  V.P.
        ---------------------------------
Date:   8/1/95
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